EXHIBIT 99

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244
Certified Public Accountants	1715 Highway 35
& Management Consultants	Middletown, NJ 07748

February 28, 2013

Mr. Ron DeSerranno

B-Scada, Inc.

1255 N. Vantage Pt. Dr., Suite A

Crystal River, FL 34429

Dear Mr. DeSerranno,

As a result of Meyler & Company, LLC (“Meyler”) combining its practice with Cowan, Gunteski, & Company, P.A., (“Cowan”), the clients of  Meyler became clients of Cowan. As a result of the combination, the client-auditor relationship between B-Scada, Inc. (Commission File Number 000-1341878) and Meyler, independent registered public accounting firm, has ceased effective February 28, 2013.

Sincerely,

/s/ Meyler & Company, LLC

cc: PCAOB Letter File

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561